2012 Master Limited Partnership Investor Conference Curt Anastasio, President and CEO – May 24, 2012 Morgan Stanley Midstream MLP and Diversified Natural Gas Corporate Access Event March 4 & 5, 2014 Exhibit 99.1

2 Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements

NuStar Overview 3

4 Two Publicly Traded Companies NuStar Energy L.P. (NYSE: NS) is a publicly traded partnership with a market capitalization of approximately $4.0 billion and an enterprise value of approximately $6.5 billion NuStar GP Holdings, LLC (NYSE: NSH) holds the 2% general partner interest, incentive distribution rights and 12.9% of the common units in NuStar Energy L.P. NSH has a market capitalization of around $1.3 billion 81.1% Membership Interest 85.1% L.P. Interest Public Unitholders 34.5 million NSH Units Public Unitholders 67.6 million NS Units 18.9% Membership Interest 2.0% G.P. Interest 12.9% L.P. Interest Incentive Distribution Rights William E. Greehey 8.1 million NSH Units NYSE: NSH NYSE: NS NS NSH IPO Date 4/16/2001 7/19/2006 Unit Price (02/21/14) $51.15 $31.11 Annualized Distribution/Unit $4.38 $2.18 Yield (02/21/14) 8.56% 7.01% Market Capitalization $3,984 million $1,327 million Enterprise Value $6,538 million $1,351 million Credit Ratings – Moody’s Ba1/Negative n/a S&P BB+/Stable n/a Fitch BB/Stable n/a

5 Large and Diverse Geographic Footprint with Assets in Key Locations Asset Stats: Operations in the U.S., Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey. Own 87 terminal and storage facilities Approximately 94 million barrels of storage capacity 8,643 miles of crude oil and refined product pipelines

41% 54% 5% 6 Majority of Operating Income Generated by Fee-Based Storage and Pipeline Segments Percentage of Estimated 2014 Segment Operating Income Storage: 41% Refined Product Terminals Crude Oil Storage Pipeline: 54% Refined Product Pipelines* Crude Oil Pipelines Fuels Marketing: 5% Product Supply, Crude Oil Trading, Bunkering and Fuel Oil Marketing Storage and Pipeline segments are expected to account for about 95% of 2014 segment operating income * Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light products. Does not include natural gas.

7 Achieved Top Goals for 1st Quarter Significantly Bolsters Primary Goals for 2014 To Improve Profitability & Return to a 1.0x Coverage Ratio  Closed on Asphalt JV divestiture  No more impact to earnings after 1st quarter  Signed long-term agreement to re-activate idled 200-mile 12” pipeline  Signed lease for 5 million barrels of storage to fill idle storage tankage at St. Eustatius  Re-signed lease for 3 million barrels of storage at Point Tupper  Ahead of July 2014 off-lease deadline  Completed construction of new dock at Corpus Christi ahead of schedule  More than doubles dock capacity  All good news for continuing operations in 2014  Later-than-expected exit from Asphalt JV will negatively impact EPU in the 1st quarter  1st quarter EPU expected to be in the range of $0.15 to $0.25 per unit  Excluding impact of Asphalt JV, reiterating EPU guidance of $0.30 to $0.40 per unit  No impact to distributable cash flow, coverage or debt covenant ratios  Expect to return to a 1.0x cover in the last half of 2014  Full-year coverage for 2014 projected to be at or above 1.0x

8 Recent Developments

9 Divested Remaining 50% Interest in Asphalt JV Transaction closed on February 26, 2014 As a result of this transaction:  Our financial liability related to asphalt refining and margin-based operations is reduced significantly  Earnings will no longer be burdened by the volatility and losses generated by the asphalt joint venture  NuStar can concentrate fully on growing our more stable storage and pipeline fee-based operations At closing, our $250 million seven-year revolving credit facility converted to a $190 million term loan  $190 million term loan to be reduced to $175 million by December 31, 2014 and $150 million by September 30, 2015  Cash flows generated by Asphalt JV to be used to pay down term loan  To be paid in full no later than September 2019 NuStar to continue providing credit support for the JV of up to $150 million, in the form of guarantees and letters of credit  Support begins declining two years after closing date, terminates in September 2019

10 Completed Construction of New Dock at Corpus Christi North Beach Terminal Construction completed two months earlier than anticipated  First vessel loaded on February 13, 2014 New state-of-the-art dock more than doubled our loading capacity  We now have the ability to load crude oil simultaneously on all three docks at or above the capacity of our competitors  Additional capacity will allow us to handle all new volume associated with Phase 1 and Phase 2 of the South Texas Crude Oil Pipeline expansion project, as well as any additional volumes shipped on our system  Favorable location near mouth of channel that supports large Panamax-class vessels

NuStar Overview 11 Leased Five Million Barrels of Idle Tankage at our St. Eustatius Terminal  Last week, we signed a long-term agreement to lease five million barrels of idle storage tankage at our St. Eustatius terminal facility. These tanks had been idle since late 2013.  Lease became effective March 1, 2014  Customer delivered first cargo of crude earlier this week

NuStar Overview 12 Entered into Lease Agreement for Pt. Tupper Storage Coming Off-lease in July 2014  Earlier this week, we re-signed a major U.S. oil company that will be leasing 3 million barrels of light crude oil storage  Lease will go into effect on August 1, a day after the previous contract expires

13 Pipeline Segment Update

14 Growth in Eagle Ford Shale Region Expected to Lead to Future Growth in Pipeline Segment EBITDA Pipeline Segment EBITDA ($ in Millions)1 Pipeline Receipts by Commodity *Other includes ammonia, jet fuel, propane, naphtha and light end refined products 2014 segment EBITDA expected to be $40 to $60 million higher than 2013 Eagle Ford pipeline expansion projects completed during 2013 and 2014, increased pipeline throughputs as a result of the increased loading capabilities at our new Corpus Christi dock and higher expected FERC tariffs, effective July 1, 2014, should contribute to higher 2014 results 1 – Please see slide 30 for a reconciliation of Pipeline Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1 Crude 42% Gasoline 30% Distillate 18% Other 10% 2007 2008 2009 2010 2011 2012 2013 $176 $186 $190 $199 $198 $211 $277

15 To Date NuStar has Spent over $500 Million on High Return Growth Projects in the Eagle Ford Shale Major Eagle Ford Pipeline internal growth projects completed to date include:  Reactivation of Pettus to Corpus Christi pipeline  Reversal of 8-inch Corpus to Three Rivers refined products pipeline  Construction of a new 12-inch crude oil pipeline for Valero  Connection of 16-inch Corpus to Three Rivers crude oil pipeline to 12-inch TexStar crude oil pipeline system  Oakville Terminal Truck Offloading  Pawnee terminal and pipeline connection for ConocoPhillips Total internal growth capital spent to date on Eagle Ford projects in the pipeline segment is approximately $220 million In December 2012, NuStar acquired 140 miles of crude oil transmission and gathering lines as well as five storage terminals for around $325 million We expect these projects to earn EBITDA multiples in the range of 4x – 8x

16 Additional Growth Capital to be spent on the South Texas Crude Oil Pipeline System Project Project includes pipeline capacity upgrades to segments of our South Texas Crude Oil Pipeline System Capacity upgrades will occur in two phases  First phase will add incremental throughput capacity of approximately 35,000 barrels per day and should be available for service in the second quarter of 2014  Capital cost estimated at $40 to $50 million  Annual EBITDA expected to be around $20 million  Second phase will add incremental throughput capacity of approximately 65,000 barrels per day and should be available for service in the first quarter of 2015  Capital cost estimated at $125 to $135 million  Annual EBITDA could be as high as $40 million NuStar will have spent close to $700 million in the pipeline segment on Eagle Ford shale related internal growth projects and acquisitions after the completion of the second phase of this project 1 1 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

17 Reactivation of an Idle 12-inch Pipeline should increase EBITDA by $23 million Signed long-term agreement with Occidental Petroleum (Oxy) in February 2014. Oxy will ship NGLs on our idled, 200-mile 12-inch pipeline between Mont Belvieu and Corpus Christi  The line has the capacity to transport 110,000 barrels per day  Oxy will utilize the majority of the line’s capacity  NuStar is marketing the remaining pipeline capacity Pipeline projected to be in full service in the second quarter of 2015  Line expected to start generating distributable cash flow in the second quarter of 2014 Capital spending required to reactivate the line expected to be $130 to $150 million  Should generate annual EBITDA of approximately $23 million 1 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

18 Current NuStar Eagle Ford Presence Choke Canyon PL – 12” Laredo PL – 8” Dos Laredo – 8” Valley PL – 6”/8”/10” Pettus South – 10” Houston – 12” Pawnee to Oakville PL – 12” Three Rivers Supply – 12” Corpus-Odem-3R – 8” Oakville to Corpus – 16” Second Phase of Expansion – 12”

19 Storage Segment Update

20 Expect 2014 Storage Segment EBITDA to be comparable with 2013 Adjusted Storage Segment EBITDA ($ in Millions)1 Storage Contract Renewals (% as 01/21/2014) Our storage segment should benefit from the completion of our second unit train at St. James Terminal in November 2013, from additional throughput at our new Corpus Christi dock and from the recent storage agreement entered into at our St. Eustatius terminal. These benefits are expected to be offset by reduced profit sharing proceeds on our first St. James unit train and by weak demand for storage primarily on the West Coast 1 – Please see slide 30 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1 – Please see slide 31 for a reconciliation of Adjusted Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years 30% 36% 19% 15% 2007 2008 2009 2010 2011 2012 2013 $177 $208 $242 $256 $279 $287 $277

NuStar Overview 21 Pursuing other Storage Terminal Opportunities Potential Pt. Tupper rail offloading facility for crude oil and/or LPG Exploring crude-by-rail projects on the West Coast Expanding unit train volumes at the St. James Terminal Evaluating the long-term need for additional crude oil storage and infrastructure capacity at St. Eustatius

22 Fuels Marketing Segment Update

23 Going Forward Expect Less Volatility and Reduced Working Capital Requirements in Fuels Marketing Segment Segment comprised of the following operations  Bunkering and Fuel Oil Marketing  Crude Oil Trading  Refined products marketing which includes Butane Blending A back-to-back supply agreement at our St. Eustatius terminal is benefiting the segment  Agreement reduced our working capital by approximately $50 million  Should improve results $5 to $10 million per year primarily via reduced operating expenses Fuels Marketing currently pays Storage Segment approximately $25 million in annual storage fees  Represents around 5% of storage segment’s revenues 2014 EBITDA results for the segment are expected to be $10 to $30 million 1 – Please see slide 31 for a reconciliation of Fuels Marketing Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1

24 Financial Overview

25 Capital Structure as of December 31, 2013 (Dollars in Millions) $1.5 billion Credit Facility $503 NuStar Logistics Notes (4.75%) 250 NuStar Logistics Notes (4.80%) 450 NuStar Logistics Notes (6.75%) 300 NuStar Logistics Notes (8.15%) 350 NuStar Logistics Sub Notes (7.625%) 403 GO Zone Bonds 365 Net unamortized discount and fair value adjustments 35 Total Debt $2,656 Total Partners’ Equity 1,904 Total Capitalization $4,560 Availability under the Credit Facility as of December 31, 2013 was ~ $830 million  $503 million in borrowings and $168 million in Letters of Credit outstanding

26 Debt Maturity Profile as of December 31, 2013 (Dollars in Millions) No Significant Debt Maturities until 2017 Debt structure 67% fixed rate – 33% variable rate Callable in 2018 but final maturity 2043

27 Internal growth spending should be in the $370 to $390 million range in 2014 (Dollars in Millions)

28 NuStar Highlights Re-focused on growing our fee-based storage and pipeline operations High - quality, large and diverse asset footprint supporting energy infrastructure both in the U.S. and internationally Contracted fee-based storage and pipeline assets provide stable cash flows, delivering approximately 95% of 2014 segment operating income Diverse and high quality customer base composed of large integrated oil companies, national oil companies and refiners Strong balance sheet with a focus on improving credit metrics and attaining investment grade credit ratings Recognized nationally for safety and environmental record Named #26 on Fortune’s 2013 “100 Best Places to Work”

2012 NuStar Bank Meeting November 7, 2012 2013 UBS MLP One-on-One Conference January 15th & 16th 2013 Appendix

NuStar

Reconciliation of Non-GAAP Financial Information: Pipeline Segment

NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF), adjusted net income and adjusted net income per unit (EPU), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of these financial measures, which are not defined in GAAP are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Pipeline Segment:

	Year Ended December 31,						
	2007	2008	2009	2010	2011	2012	2013
Operating income	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 146,403	$ 158,590	$ 208,293
Plus depreciation and amortization expense	49,946	50,749	50,528	50,617	51,165	52,878	68,871
EBITDA	$ 176,454	$ 185,835	$ 190,397	$ 199,188	$ 197,568	$ 211,468	$ 277,164

The reconciliation below shows projected incremental operating income to projected incremental EBITDA for the Pipeline Segment:

	Year Ended December 31, 2014
Projected incremental operating income	$ 35,000 - 50,000
Plus projected incremental depreciation and amortization expense	5,000 - 10,000
Projected incremental EBITDA	$ 40,000 - 60,000

The following is a reconciliation of projected annual operating income to projected annual EBITDA for a certain projects in our Pipeline Segment:

	South Texas Crude Phase One	South Texas Crude Phase Two	Houston Pipeline NGL Project
Projected annual operating income	$ 19,000	$ 35,000	$ 15,000
Plus projected annual depreciation and amortization expense	1,000	5,000	8,000
Projected annual EBITDA	$ 20,000	$ 40,000	$ 23,000

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NuStar

Reconciliation of Non-GAAP Financial Information: Storage and Fuels Marketing Segments

NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF), adjusted net income and adjusted net income per unit (EPU), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of these financial measures, which are not defined in GAAP are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income (loss) to EBITDA for the Storage Segment:

	Year Ended December 31,						
	2007	2008	2009	2010	2011	2012	2013
Operating income (loss)	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 196,508	$ 198,842	$ (127,484)
Plus depreciation and amortization expense	62,317	66,706	70,888	77,071	82,921	88,217	99,868
EBITDA	$ 176,952	$ 207,785	$ 242,133	$ 256,018	$ 279,429	$ 287,059	$ (27,616)
Impact from non-cash charges							304,453
Adjusted EBITDA							$ 276,837

The reconciliation below shows projected operating income to projected EBITDA for the Fuels Marketing Segment:

	Year Ended December 31, 2014
Projected operating income	$ 10,000 - 30,000
Plus projected depreciation and amortization expense	-
Projected EBITDA	$ 10,000 - 30,000

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